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                                                                    Exhibit 99.3

                         BURNS PHILP CAPITAL PTY LIMITED
                         BURNS PHILP CAPITAL (U.S.) INC.

                                OFFER TO EXCHANGE
                                      THEIR
                    9-1/2% SERIES B SENIOR NOTES DUE 2010
                            FOR ANY AND ALL OF THEIR
                         9-1/2% SENIOR NOTES DUE 2010

                UNCONDITIONALLY GUARANTEED ON A SENIOR BASIS BY
                         BURNS, PHILP & COMPANY LIMITED
                         AND CERTAIN OF ITS SUBSIDIARIES

To Brokers, Dealers, Commercial
Banks, Trust Companies and
Other Nominees:

            We are enclosing herewith an offer by Burns Philp Capital Pty Limited, a company incorporated under the laws of Australia (the "Australian Company") and Burns Philp Capital (U.S.) Inc., a company incorporated under the laws of Delaware (the "U.S. Company," together with the Australian Company, the "Companies"), to exchange their 9-1/2% Series B Senior Notes due 2010 (the "Exchange Notes") for any and all of their outstanding 9-1/2% Senior Notes due 2010 (the "Old Notes"), upon the terms and subject to the conditions set forth in the accompanying Prospectus, dated ____, 2003 (the "Prospectus"), and related Letter of Transmittal (which together with the Prospectus constitutes the "Exchange Offer").

            The Exchange Offer provides a procedure for holders to tender the Old Notes by means of guaranteed delivery. See the discussion in the Prospectus under "The Exchange Offer -- Procedures for Tendering."

            The Exchange Offer will expire at 5:00 p.m., New York City time, on ____, 2003, unless extended (the "Expiration Date"). Tendered Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

            Based on an interpretation by the staff of the Securities and Exchange Commission, Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Companies or the guarantors within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Also, if such holder is a broker-dealer that acquired Old Notes as a result of market-making or trading activities, the holder must deliver the Prospectus in connection with any resale of such Exchange Notes. See the discussion in the Prospectus under "The Exchange Offer -- Purpose and Effect of the Exchange Offer."

            The Exchange Offer is not conditioned on any minimum principal amount of Old Notes being tendered.

            Notwithstanding any other term of the Exchange Offer, the Companies will not be required to accept for exchange Exchange Notes for any Old Notes not theretofore accepted for exchange and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if any of the conditions described in the Prospectus under "The Exchange Offer -- Terms of the Exchange Offer" exist.

            The Companies reserve the right not to accept tendered Old Notes from any tendering holder if the Companies determine, in their sole and absolute discretion, that such acceptance could result in a violation of applicable securities laws.


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            For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

            A Prospectus dated ___, 2003.

            A Letter of Transmittal for your use and for the information of your clients.

            A printed form of letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

            Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 of the Internal Revenue Service (included in Letter of Transmittal).

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

            Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from the Exchange Agent at the following telephone number: (213) 614-3349.

                                   Very truly yours,

                                   BURNS PHILP CAPITAL PTY LIMITED
                                   BURNS PHILP CAPITAL (U.S.) INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF THE COMPANIES, OR EITHER OF THEM, THE EXCHANGE AGENT OR ANY OTHER PERSON OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.


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